Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Performance Plus Municipal Fund, Inc.
811-05809


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common and Preferred shares
voting together as a class
<c>  Preferred Shares

To approve a new investment
management agreement



   For
         29,878,557
                  -
   Against
              899,344
                  -
   Abstain
              844,109
                  -
   Broker Non-Votes
           6,551,436
                  -
      Total
         38,173,446
                  -



To approve a new sub-advisory
agreement



   For
         29,785,578
                  -
   Against
              964,435
                  -
   Abstain
              871,999
                  -
   Broker Non-Votes
           6,551,434
                  -
      Total
         38,173,446
                  -




Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236557, on June 16, 2014.